Exhibit 10.3

PATENT LICENSE AGREEMENT

PAVmed Inc. – Lucid Diagnostics Inc.

This Agreement (hereinafter the “Agreement”) entered into as of this May 20, 2019 (“Effective Date”) by and between PAVmed Inc., a Delaware corporation with offices located at One Grand Central Place, Suite 4600, New York, NY 10165 (“Licensor”) and its subsidiary, Lucid Diagnostics Inc., a Delaware corporation, having a principal place of business at One Grand Central Place, Suite 4600, New York, NY 10165 (“Licensee”).

WITNESSETH

WHEREAS, Licensor has the right to grant certain rights under the Licensed Patents (as defined below) to enable Licensee to continue conducting its business, including, without limitation, Licensee’s use of the Licensed Patents in its esophageal cell-sampling device and applications thereof, and Licensor is interested in licensing the same;

WHEREAS, Licensee desire to receive rights under the Licensed Patents upon the terms and conditions herein set forth;

NOW THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

1. Definitions. Capitalized terms have the meanings set forth or referred to in Appendix A attached hereto.

2. License Grant. Subject to the terms and conditions of this Agreement, and conditioned on Licensee’s compliance therewith, Licensor hereby grants to Licensee a perpetual, royalty-free, non-exclusive, revocable, non-assignable and nontransferable, limited license to use the Licensed Patents solely for the Permitted Use during the Term.

3. Use Restrictions. Except as this Agreement expressly permits, Licensee shall not, and shall not permit any other Person to (a) use the Licensed Patents in any manner or for any purpose that infringes, misappropriates or otherwise violates any Intellectual Property Right or other right of any Person, or that violates any applicable law; (b) use the Licensed Patents for any purpose that is to Licensor’s detriment or commercial disadvantage; or (c) use the Licensed Patents other than for the Permitted Use.

4. Confidentiality.

4.1 Confidential Information. In connection with this Agreement each Party (as the “Disclosing Party”) may disclose or make available to the other Party (as the “Receiving Party”) Confidential Information. “Confidential Information” means information in any form or medium (whether oral, written, electronic or other) that the Disclosing Party considers confidential or proprietary, including information consisting of or relating to the Disclosing Party’s technology, trade secrets, know-how, business operations, plans, strategies, customers, and pricing, and information, whether or not marked, designated or otherwise identified as “confidential”. Without limiting the foregoing, the Licensed Patents and the terms and existence of this Agreement are the Confidential Information of Licensor. The Receiving Party agrees to keep confidential all Confidential Information of the Disclosing Party. Confidential Information does not include information that: (a) was known to the Receiving Party without restriction on use or disclosure prior to such information’s being disclosed or made available to the Receiving Party in connection with this Agreement; (b) was or becomes generally known by the public other than by the Receiving Party’s or any of its Representatives’ noncompliance with this Agreement; or (c) was developed by the Receiving Party without reference to or use of any Confidential Information.

4.2 Feedback. Notwithstanding any other provision in this Agreement, Licensor shall have the unconditional and irrevocable right to use any ideas, information, understandings, knowledge, communications (including all suggestions, comments, feedback, ideas or know-how, whether in oral, written, electronic or other form), modifications, and concepts derived from or related to the Licensed Patents or any improvements, modifications, derivative works, adaptations or enhancements thereto, communicated or otherwise made available to Licensor by or on behalf of Licensee or otherwise, without any restriction and without compensation to any other person or entity.

5. Intellectual Property Rights.

5.1 Intellectual Property Ownership. Licensee acknowledges and agrees that: (a) Licensee does not and will not have or acquire under or in connection with this Agreement any ownership interest in the Licensed Patents, or in any related Intellectual Property Rights; (b) Licensor is and will remain the owner of all right, title and interest in and to the Licensed Patents, including all Intellectual Property Rights relating thereto; and (c) Licensee hereby unconditionally and irrevocably assigns to Licensor its entire right, title and interest in and to any Intellectual Property Rights that Licensee may now or hereafter have in or relating to the Licensed Patents (including any rights in derivative works or patent improvements relating to either of them), whether held or acquired by operation of law, contract, assignment or otherwise.

5.2 Licensee Cooperation and Notice of Infringement. Licensee shall, during the Term: (a) take all reasonable measures to safeguard the Licensed Patents from infringement, misappropriation, theft or misuse; (b) take all such steps as Licensor may reasonably require to assist Licensor in maintaining the validity, enforceability and Licensor’s ownership of the Intellectual Property Rights in the Licensed Patents; (c) promptly notify Licensor in writing if Licensee becomes aware of: (i) any actual or suspected infringement, misappropriation or other violation of Licensor’s Intellectual Property Rights in or relating to the Licensed Patents; or (ii) any claim that the Licensed Patents, including any production, use, marketing, sale or other disposition of the Licensed Patents, in whole or in part, infringes, misappropriates or otherwise violates the Intellectual Property Rights or other rights of any Person; and (d) fully cooperate with and assist Licensor in all reasonable ways in the conduct of any claim, suit, action or proceeding by Licensor to prevent or abate any actual or threatened infringement, misappropriation or violation of Licensor’s rights in, and to attempt to resolve any claims relating to, the Licensed Patents, including having Licensee’s employees testify when requested and making available for discovery or trial relevant records, papers, information, samples, specimens and the like.

6. Term. With regard to the Licensed Patents, this Agreement will become effective on the Effective Date and will continue in effect until all claims of the Licensed Patents (a) expire, or (b) are held invalid and/or unenforceable by a court of competent jurisdiction from which no appeal can be taken (the “Term”). In addition, either party may terminate this Agreement upon breach by the other party, and Licensor may terminate this Agreement if Licensee ceases to be a subsidiary of Licensor, in each case upon written notice from the other party.

7. Disclaimer. ALL LICENSED PATENTS AND OTHER PRODUCTS, INFORMATION, MATERIALS AND SERVICES PROVIDED BY LICENSOR ARE PROVIDED “AS IS.” LICENSOR HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHER (INCLUDING ALL WARRANTIES ARISING FROM COURSE OF DEALING, USAGE OR TRADE PRACTICE), AND SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT.

8. Miscellaneous.

8.1 Notices. Any notice, request, consent, claim, demand, waiver or other communication under this Agreement will have legal effect only if in writing and addressed to a party as set forth below (or to such other address or such other person that such addressee party may designate from time to time in accordance with this Section 8.1):

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Address for Notices:	Address for Notices:
PAVmed Inc.	Lucid Diagnostics Inc.
One Grand Central Place, Suite 4600	One Grand Central Place, Suite 4600
New York, NY 10165	New York, NY 10165
Attention: Lishan Aklog, MD	Attention: Lishan Aklog, MD

Notices sent in accordance with this Section 8.1 will be deemed effectively given: (a) when received, if delivered by hand; (b) when received, if sent by a nationally recognized overnight courier or by certified or registered mail; and (c) when sent if by email and if by facsimile with confirmation of transmission.

8.2 Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

8.3 Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

8.4 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.5 Amendment and Modification; Waiver. No amendment to or modification of this Agreement is effective unless it is in writing and signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.6 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

8.7 Governing Law; Submission to Jurisdiction. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

8.8 WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LICENSOR:

PAVMED INC.

By:
Name:	Lishan Aklog, MD
Title:	Chairman & CEO

LICENSEE:

LUCID DIAGNOSTICS INC.

By:
Name:	Lishan Aklog, MD
Title:	Executive Chairman

[Signature Page to PAVmed – Lucid License Agreement]

APPENDIX A

DEFINITIONS

“Confidential Information” has the meaning set forth in Section 4.1.

“Disclosing Party” has the meaning set forth in Section 4.1.

“Intellectual Property Rights” means any and all registered and unregistered rights granted, applied for or otherwise now or hereafter in existence under or related to any patent, copyright, trademark, trade secret, database protection or other intellectual property rights laws, and all similar or equivalent rights or forms of protection, in any part of the world.

“Licensed Patents” means the patents described in Attachment A. “Licensee” has the meaning set forth in the preamble.

“Licensor” has the meaning set forth in the preamble.

“Lucid License Agreement” means that agreement, dated as of May 12, 2018, by and between Licensee and Case Western Reserve University.

“Party” or “Parties” the Licensee and/or the Licensor, as applicable.

“Permitted Use” means, with respect to the Licensed Patents, the use thereof within the Field of Use (as defined in the Lucid License Agreement), solely as a component of any sampling device which incorporates or utilizes Licensed Technology or a Derivative (both capitalized terms as defined in the Lucid License Agreement) thereof.

“Person” means an individual, corporation, partnership, joint venture, limited liability entity, governmental authority, unincorporated organization, trust, association or other entity.

“Receiving Party” has the meaning set forth in Section 4.1.

“Representatives” means, with respect to a Party, that Party’s employees, officers, directors, agents and legal advisors.

“Term” has the meaning set forth in Section 6.

ATTACHMENT A

LICENSED PATENTS